Exhibit 99.1

Investor Contact:	Abigail Ritter, Crocs, Inc.
(302) 265-0922
aritter@crocs.com

PR Contact:	Melissa Layton, Crocs, Inc.
(303) 848-7885
mlayton@crocs.com

Crocs, Inc. Reports Better-Than-Expected First Quarter 2026 Results And Raises Full-Year Outlook

•First Quarter Outperformance Supported By Broad Consumer Relevance Across Both Brands
•Crocs And HEYDUDE Brand Performance Led By Healthy Direct-To-Consumer Channel Growth
•Full-Year Outlook Raised On Both The Top- And Bottom-Line
___________________________________________________________________________

BROOMFIELD, COLORADO — April 30, 2026 — Crocs, Inc. (NASDAQ: CROX), a world leader in innovative casual footwear for all, today announced its first quarter 2026 financial results.

“We are pleased to have started the year with better-than-expected results, fueled by broad consumer relevance for both of our brands and disciplined execution against our strategy. We delivered enterprise revenue of over $900 million including growth in our direct-to-consumer channels for both brands. We are encouraged by strong consumer response to product newness across categories, supported by our high pace of innovation and consistent brand storytelling,” said Andrew Rees, Chief Executive Officer.

Mr. Rees continued, “Based on our first quarter performance, we are raising our full-year outlook on both the top- and bottom-line. We are focused on executing against our initiatives to drive diversified growth across both brands, channels, and markets, and we remain confident in the long-term health of the business.”

Amounts referred to as “Adjusted” or “Non-GAAP” are Non-GAAP measures and include adjustments that are described under the heading “Reconciliation of GAAP Measures to Non-GAAP Measures.” A reconciliation of these amounts to their GAAP counterparts is contained in the schedules below.

First Quarter 2026 Operating Results (Compared to the Same Period Last Year)

•Consolidated revenues were $921 million, a decrease of 1.7%, or 4.0% on a constant currency basis. Direct-to-consumer (“DTC”) revenues grew 12.1%, or 10.2% on a constant currency basis. Wholesale revenues decreased 9.9%, or 12.5% on a constant currency basis.
•Gross margin was 56.8% compared to 57.8%. Adjusted gross margin decreased 90 basis points to 56.9% compared to 57.8%.
•Selling, general, and administrative expenses (“SG&A”) of $322 million increased 1.1% from $319 million, and represented 35.0% of revenues compared to 34.0%. Adjusted SG&A remained approximately flat at $319 million, and represented 34.6% of revenues compared to 34.0%.
•Income from operations of $201 million decreased 9.9% from $223 million, resulting in operating margin of 21.8% compared to 23.8%. Adjusted income from operations of $206 million decreased 7.8% from $223 million, resulting in adjusted operating margin of 22.3% compared to 23.8%.
•Diluted earnings per share of $2.71 decreased 4.2% from diluted earnings per share of $2.83. Adjusted diluted earnings per share of $2.99 decreased 0.3% from $3.00.

Balance Sheet and Cash Flow (March 31, 2026, as compared to March 31, 2025)

•Cash and cash equivalents were $131 million compared to $166 million.
•Inventories were $398 million compared to $391 million.
•Total borrowings were $1.34 billion compared to $1.48 billion.
•Capital expenditures were $18 million compared to $15 million.

Share Repurchase Activity

Subsequent to March 31, 2026 and through April 23, 2026, we repurchased 0.8 million shares of our common stock for $73.6 million. Following these repurchases, $673.2 million of share repurchase authorization remained available for future repurchases.

First Quarter 2026 Brand Summary (Compared to the Same Period Last Year)

•Crocs Brand: Revenues increased 0.8% to $767 million, or decreased 1.9% on a constant currency basis.
◦Channel
▪DTC revenues increased 12.9% to $322 million, or 10.6% on a constant currency basis.
▪Wholesale revenues decreased 6.5% to $446 million, or 9.4% on a constant currency basis.
◦Geography
▪North America revenues decreased 6.1% to $346 million, or 6.4% on a constant currency basis.
▪International revenues increased 7.2% to $421 million, or 2.3% on a constant currency basis.
•HEYDUDE Brand: Revenues decreased 12.3% to $154 million, or 13.2% on a constant currency basis.
◦Channel
▪DTC revenues increased 8.6% to $71 million or 8.4% on a constant currency basis.
▪Wholesale revenues decreased 24.7% to $83 million, or 26.0% on a constant currency basis.

Financial Outlook

Second Quarter 2026
For the second quarter of 2026, we expect:
•Revenues to be down slightly compared to the second quarter of 2025, at currency rates as of April 27, 2026.
◦Crocs Brand to be up approximately 1% to 3% compared to the second quarter of 2025.
◦HEYDUDE Brand to be down approximately 14% to 12% compared to the second quarter of 2025.
•Adjusted operating margin to be approximately 24.7%.
•Adjusted diluted earnings per share to be in the range of $4.15 to $4.35. Adjusted diluted earnings per share guidance does not assume any impact from potential future share repurchases.

Full Year 2026
For 2026, we expect:
•Revenues to be down approximately 1% to up 1% compared to full year 2025, up from our previous guidance of down 1% to up slightly, at currency rates as of April 27, 2026.
◦Crocs Brand to be flat to up approximately 2% compared to full year 2025.
◦HEYDUDE Brand to be down approximately 7% to 5% compared to full year 2025, up from our previous guidance of down 9% to 7%.
•Non-GAAP adjustments to be approximately $25 million primarily associated with our cost reduction initiatives.

•Adjusted operating margin to expand modestly from 22.3%.
•GAAP effective tax rate to be approximately 23% and adjusted effective tax rate to be approximately 18%.
•Adjusted diluted earnings per share to be in the range of $13.20 to $13.75, up from our previous guidance range of $12.88 to $13.35. Adjusted diluted earnings per share guidance does not assume any impact from potential future share repurchases.
•Capital expenditures of $70 million to $80 million.

Conference Call Information

A conference call to discuss first quarter results is scheduled for today, Thursday, April 30, 2026, at 8:30 am ET. To receive conference call details, please register at the Investor Relations section of the Crocs website, investors.crocs.com. The webcast will also be available live and on replay through April 30, 2027, at this site.

About Crocs, Inc.:

Crocs, Inc. (Nasdaq: CROX), headquartered in Broomfield, Colorado, is a world leader in innovative casual footwear for all, combining comfort and style with a value that consumers know and love. The Company's brands include Crocs and HEYDUDE, and its products are sold in more than 85 countries through wholesale and direct-to-consumer channels. For more information on Crocs, Inc. visit investors.crocs.com. To learn more about our brands, visit www.crocs.com or www.heydude.com. Individuals can also visit https://investors.crocs.com/news-and-events/ and follow both Crocs and HEYDUDE on their social platforms.

Forward Looking Statements

This press release includes estimates, projections, and statements relating to our business plans, commitments, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

These statements include, but are not limited to, statements regarding our financial condition, brand and liquidity outlook, and expectations regarding our future financial results, share repurchases, our strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, statements regarding future financial outlook and future profitability, cash flows, and brand strength, anticipated product portfolio and our ability to deliver sustained, highly profitable growth and create significant shareholder value. These statements involve known and unknown risks, uncertainties, and other factors, which may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include the factors described in our most recent Annual Report on Form 10-K under the heading "Risk Factors" and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speaks only as of April 30, 2026. We do not undertake any obligation to update publicly any forward-looking statements, whether as a result of the receipt of new information, future events, or otherwise, except as required by applicable law.

Category:Investors

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
Revenues	$921,457	$937,333
Cost of sales	398,512	395,784
Gross profit	522,945	541,549
Selling, general and administrative expenses	322,101	318,575
Income from operations	200,844	222,974
Foreign currency gains (losses), net	(1,625)	4,873
Interest income	335	333
Interest expense	(20,459)	(22,766)
Other expense, net	(251)	(475)
Income before income taxes	178,844	204,939
Income tax expense	41,288	44,836
Net income	$137,556	$160,103
Net income per common share:
Basic	$2.74	$2.85
Diluted	$2.71	$2.83
Weighted average common shares outstanding:
Basic	50,282	56,110
Diluted	50,707	56,502

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and par value amounts)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$130,881	$130,354
Accounts receivable, net of allowances of $26,303 and $28,136, respectively	442,320	278,191
Inventories	397,557	368,687
Income taxes receivable	2,443	32,782
Other receivables	25,315	22,082
Prepaid expenses and other assets	66,687	53,787
Total current assets	1,065,203	885,883
Property and equipment, net of accumulated depreciation of $222,974 and $209,873, respectively	236,874	238,191
Intangible assets, net of accumulated amortization of $190,442 and $184,490, respectively	1,320,658	1,324,680
Goodwill	404,662	404,689
Deferred tax assets, net	920,050	935,054
Restricted cash	3,467	3,557
Right-of-use assets	345,137	338,669
Other assets	47,363	44,027
Total assets	$4,343,414	$4,174,750
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$242,474	$266,090
Accrued expenses and other liabilities	259,430	300,959
Income taxes payable	43,764	47,308
Current borrowings	5,550	—
Current operating lease liabilities	88,298	85,772
Total current liabilities	639,516	700,129
Deferred tax liabilities, net	902	882
Long-term income taxes payable	640,521	649,057
Long-term borrowings	1,330,271	1,230,885
Long-term operating lease liabilities	301,325	297,192
Other liabilities	3,489	3,322
Total liabilities	2,916,024	2,881,467
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.001 per share, 250.0 million shares authorized, 110.9 million and 110.7 million issued, 50.4 million and 50.2 million outstanding, respectively	111	111
Treasury stock, at cost, 60.5 million and 60.5 million shares, respectively	(3,042,686)	(3,040,416)
Additional paid-in capital	907,212	896,605
Retained earnings	3,618,194	3,480,638
Accumulated other comprehensive loss	(55,441)	(43,655)
Total stockholders’ equity	1,427,390	1,293,283
Total liabilities and stockholders’ equity	$4,343,414	$4,174,750

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income	$137,556	$160,103
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,240	18,537
Operating lease cost	28,053	24,186
Share-based compensation	10,607	8,777
Asset impairments	3,301	—
Deferred taxes	954	13,589
Other non-cash items	4,568	(355)
Changes in operating assets and liabilities, net of acquired assets and assumed liabilities:
Accounts receivable	(165,459)	(183,607)
Inventories	(30,959)	(36,633)
Prepaid expenses and other assets	(20,246)	3,516
Accounts payable, accrued expenses and other liabilities	(64,574)	(71,094)
Right-of-use assets and operating lease liabilities	(27,786)	(23,901)
Income taxes	22,811	19,647
Cash used in operating activities	(80,934)	(67,235)
Cash flows from investing activities:
Purchases of property, equipment, and software	(18,000)	(15,375)
Cash used in investing activities	(18,000)	(15,375)
Cash flows from financing activities:
Proceeds from borrowings	178,550	195,000
Repayments of borrowings	(76,000)	(65,000)
Repurchases of common stock	—	(60,866)
Repurchases of common stock for tax withholding	(2,455)	(3,310)
Cash provided by financing activities	100,095	65,824
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(724)	2,845
Net change in cash, cash equivalents, and restricted cash	437	(13,941)
Cash, cash equivalents, and restricted cash—beginning of period	133,911	183,678
Cash, cash equivalents, and restricted cash—end of period	$134,348	$169,737

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“GAAP”), we present "Non-GAAP gross profit," “Non-GAAP gross margin,” “Non-GAAP gross margin by brand,” "Non-GAAP selling, general, and administrative expenses,” “Non-GAAP selling, general and administrative expenses as a percent of revenues,” “Non-GAAP income from operations,” “Non-GAAP operating margin,” “Non-GAAP income before income taxes,” “Non-GAAP income tax expense,” “Non-GAAP effective tax rate,” “Non-GAAP net income,” and “Non-GAAP basic and diluted net income per common share," which are non-GAAP financial measures. We also present future period guidance for “Non-GAAP operating margin,” “Non-GAAP effective tax rate,” “Non-GAAP diluted earnings per share,” and “Free cash flow.” We also present a long-term target for ‘Net leverage.’ Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented.

We also present certain information related to our current period results of operations through “constant currency,” which is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under GAAP. Constant currency represents current period results that have been retranslated using exchange rates used in the prior year comparative period to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

Management uses non-GAAP results to assist in comparing business trends from period to period on a consistent basis in communications with the board of directors, stockholders, analysts, and investors concerning our financial performance. We believe that these non-GAAP measures, in addition to corresponding GAAP measures, are useful to investors and other users of our condensed consolidated financial statements as an additional tool for evaluating operating performance and trends by providing meaningful information about operations compared to our peers by excluding the impacts of various differences. The calculation of our non-GAAP financial metrics may vary from company to company. As a result, our calculation of these metrics may not be comparable to similarly titled metrics used by other companies.

Management believes Non-GAAP gross profit, Non-GAAP gross margin, and Non-GAAP gross margin by brand are useful performance measures for investors because they provide investors with a means of comparing these measures between periods without the impact of certain expenses that we believe are not indicative of our routine cost of sales. Our routine cost of sales includes core product costs and distribution expenses primarily related to receiving, inspecting, warehousing, and packaging product and transportation costs associated with delivering products from distribution centers. Costs not indicative of our routine cost of sales may or may not be recurring in nature and include costs to expand and transition to new distribution centers.

Management believes Non-GAAP selling, general and administrative expenses and Non-GAAP selling, general and administrative expenses as a percent of revenues are useful performance measures for investors because they provide a more meaningful comparison to prior periods and may be indicative of the level of such expenses to be incurred in future periods. These measures exclude the impact of certain expenses not related to our normal operations that are expected to be non-recurring in nature, such as impairment charges.

Non-GAAP income from operations and Non-GAAP operating margin reflect the impact of Non-GAAP gross profit and Non-GAAP selling, general, and administrative expenses, as discussed above. We believe these are useful performance measures for investors because they provide a basis to compare performance in the period to prior periods.

Non-GAAP income before income taxes reflects the impact of Non-GAAP income from operations, as discussed above. We believe this is a useful performance measure for investors because it provides a basis to compare performance in the period to prior periods.

Management believes Non-GAAP income tax expense is a useful performance measure for investors because it provides a basis to compare our tax rates to historical tax rates, and because the adjustment is necessary in order to calculate Non-GAAP net income.

Management believes Non-GAAP effective tax rate is a useful performance measure for investors because it provides an ongoing effective tax rate that they can use for historical comparisons and forecasting.

Management believes Non-GAAP net income is a useful performance measure for investors because it focuses on underlying operating results and trends and improves the comparability of our results to prior periods. This measure reflects the impact of

Non-GAAP gross profit, Non-GAAP selling, general, and administrative expenses, and Non-GAAP income tax expense, as described above.

Management believes Non-GAAP basic and diluted net income per common share are useful performance measures for investors because they focus on underlying operating results and trends and improve the comparability of our results to prior periods. These measures reflect the impact of Non-GAAP gross profit, Non-GAAP selling, general, and administrative expenses, and Non-GAAP income tax expense, as described above.

Management believes Net leverage is a useful performance measure for investors because it provides a measure of our financial strength and liquidity.

Free cash flow is calculated as ‘Cash provided by operating activities’ less ‘Purchases of property, equipment, and software.’ Management believes free cash flow is useful for investors because it provides a clear measure of our ability to generate cash for discretionary uses such as funding growth opportunities, repurchasing shares, and reducing debt.

For the three months ended March 31, 2026, management believes it is helpful to evaluate our results excluding the impacts of various adjustments relating to special or non-recurring items. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)

Non-GAAP gross profit and gross margin reconciliation:

	Three Months Ended March 31,
	2026	2025
	(in thousands)
GAAP revenues	$921,457	$937,333

GAAP gross profit	$522,945	$541,549
Distribution centers (1)	1,377	—
Other	70	—
Total adjustments	1,447	—
Non-GAAP gross profit	$524,392	$541,549

GAAP gross margin	56.8%	57.8%
Non-GAAP gross margin	56.9%	57.8%
(1) Relates to the transition away from a third-party logistics provider for the HEYDUDE Brand and software transition costs at our Crocs Brand distribution center in Dayton, Ohio.

Non-GAAP gross margin reconciliation by brand:

Crocs Brand:

	Three Months Ended March 31,
	2026	2025
GAAP Crocs Brand gross margin	59.5%	60.7%
Non-GAAP adjustments:
Distribution centers (1)	less than 0.1%	—%
Other	less than 0.1%	—%
Non-GAAP Crocs Brand gross margin	59.5%	60.7%
(1) Represents software transition costs at our distribution center in Dayton, Ohio.

HEYDUDE Brand:

	Three Months Ended March 31,
	2026	2025
GAAP HEYDUDE Brand gross margin	43.9%	46.6%
Non-GAAP adjustments:
Distribution centers (1)	0.6%	—%
Non-GAAP HEYDUDE Brand gross margin	44.5%	46.6%
(1) Relates to the transition away from a third-party logistics provider.

Non-GAAP selling, general and administrative reconciliation:

	Three Months Ended March 31,
	2026	2025
	(in thousands)
GAAP revenues	$921,457	$937,333

GAAP selling, general and administrative expenses	$322,101	$318,575
Impairment of leasehold improvement assets (1)	(3,301)	—
Charges incurred in connection with cost savings initiatives	(1,659)	—
Severance costs (2)	1,570	—
Total adjustments	(3,390)	—
Non-GAAP selling, general and administrative expenses (3)	$318,711	$318,575

GAAP selling, general and administrative expenses as a percent of revenues	35.0%	34.0%
Non-GAAP selling, general and administrative expenses as a percent of revenues	34.6%	34.0%
(1) Represents impairment charges for certain HEYDUDE leasehold improvement assets.
(2) Represents a change in estimate in the three months ended March 31, 2026, for severance costs recorded as of December 31, 2025.
(3) Non-GAAP selling, general and administrative expenses are presented gross of tax.

Non-GAAP income from operations and operating margin reconciliation:

	Three Months Ended March 31,
	2026	2025
	(in thousands)
GAAP revenues	$921,457	$937,333

GAAP income from operations	$200,844	$222,974
Non-GAAP gross profit adjustments (1)	1,447	—
Non-GAAP selling, general and administrative expenses adjustments (2)	3,390	—
Non-GAAP income from operations	$205,681	$222,974

GAAP operating margin	21.8%	23.8%
Non-GAAP operating margin	22.3%	23.8%
(1) See 'Non-GAAP gross profit and gross margin reconciliation' above for more details.
(2) See 'Non-GAAP selling, general and administrative expenses and selling, general and administrative expenses as a percent of revenues reconciliation' above for more details.

Non-GAAP income tax expense (benefit) and effective tax rate reconciliation:

	Three Months Ended March 31,
	2026	2025
	(in thousands)
GAAP income from operations	$200,844	$222,974
GAAP income before income taxes	178,844	204,939

Non-GAAP income from operations (1)	$205,681	$222,974
GAAP non-operating income (expenses):
Foreign currency gains (losses), net	(1,625)	4,873
Interest income	335	333
Interest expense	(20,459)	(22,766)
Other income (expense), net	(251)	(475)
Non-GAAP income before income taxes	$183,681	$204,939

GAAP income tax expense	$41,288	$44,836
Tax effect of non-GAAP operating adjustments	133	—
Impact of intra-entity IP transactions (2)	(9,179)	(9,572)
Non-GAAP income tax expense	$32,242	$35,264

GAAP effective income tax rate	23.1%	21.9%
Non-GAAP effective income tax rate	17.6%	17.2%
(1) See ‘Non-GAAP income from operations and operating margin reconciliation’ above for more details.
(2) In the fourth quarter of 2024, and previously in 2023, 2021, and 2020, we made changes to our international legal structure, including an intra-entity transaction related to certain intellectual property rights, primarily to align with current and future international operations. The transactions resulted in a step-up in the tax basis of intellectual property rights and correlated increases in foreign deferred tax assets based on the fair value of the transferred intellectual property rights. This adjustment represents the current period impact of these transactions.

Non-GAAP net income per share reconciliation:

	Three Months Ended March 31,
	2026	2025
	(in thousands, except per share data)
Numerator:
GAAP net income	$137,556	$160,103
Non-GAAP gross profit adjustments (1)	1,447	—
Non-GAAP selling, general and administrative expenses adjustments (2)	3,390	—
Tax effect of non-GAAP adjustments (3)	9,046	9,572
Non-GAAP net income	$151,439	$169,675
Denominator:
GAAP weighted average common shares outstanding - basic	50,282	56,110
Plus: GAAP dilutive effect of stock options and unvested restricted stock units	425	392
GAAP weighted average common shares outstanding - diluted	50,707	56,502

GAAP net income per common share:
Basic	$2.74	$2.85
Diluted	$2.71	$2.83

Non-GAAP net income per common share:
Basic	$3.01	$3.02
Diluted	$2.99	$3.00
(1) See 'Non-GAAP gross profit and gross margin reconciliation' above for more information.
(2) See 'Non-GAAP selling, general and administrative expenses and selling, general and administrative expenses as a percent of revenues reconciliation' above for more information.
(3) See ‘Non-GAAP income tax expense (benefit) and effective tax rate reconciliation’ above for more information.

Free cash flow reconciliation:

	Three Months Ended March 31,
	2026	2025
	(in thousands)
Cash used in operating activities	$(80,934)	$(67,235)
Purchases of property, equipment, and software	(18,000)	(15,375)
Free cash flow	$(98,934)	$(82,610)

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL GUIDANCE

Full Year 2026:
Approximately:
Non-GAAP operating margin reconciliation:
GAAP operating margin	>21.7%
Non-GAAP adjustments (1)	0.6%
Non-GAAP operating margin	>22.3%
Non-GAAP effective tax rate reconciliation:
GAAP effective tax rate	23%
Non-GAAP adjustments (2)	(5)%
Non-GAAP effective tax rate	18%
Non-GAAP diluted earnings per share reconciliation:
GAAP diluted earnings per share	$12.01 to $12.56
Non-GAAP adjustments (1)(2)	$1.19
Non-GAAP diluted earnings per share	$13.20 to $13.75
(1) During 2026, we expect to incur approximately $25 million of non-GAAP adjustments, primarily associated with our cost reduction initiatives.
(2) In the fourth quarter of 2024, and previously in 2023, 2021, and 2020, we made changes to our international legal structure, including an intra-entity transaction related to certain intellectual property rights, primarily to align with current and future international operations. The transactions resulted in a step-up in the tax basis of intellectual property rights and correlated increases in foreign deferred tax assets based on the fair value of the transferred intellectual property rights. This adjustment represents the full year 2026 impact of these transactions.

Non-GAAP Financial Guidance

Our forward-looking guidance for consolidated “adjusted operating margin” and “adjusted diluted earnings per share” represents non-GAAP financial measures that excludes or otherwise has been adjusted for special items from our U.S. GAAP financial statements. We consider these items to be necessary adjustments for purposes of evaluating our ongoing business performance and are often considered non-recurring. Such adjustments are subjective and involve significant management judgment.

While we are able to estimate full year non-GAAP adjustments, we are unable to reconcile forward-looking adjusted measures to their nearest U.S. GAAP measure quarter-by-quarter because we are unable to predict the timing of these adjustments with a reasonable degree of certainty. By their very nature, special and other non-core items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our company and its financial results. Therefore, we are unable to provide a reconciliation of these measures for the guidance related to the second quarter of 2026.

CROCS, INC. AND SUBSIDIARIES
REVENUES BY SEGMENT, CHANNEL, AND GEOGRAPHY
(UNAUDITED)

	Three Months Ended March 31,		% Change	Constant Currency % Change (1)
			Favorable (Unfavorable)
	2026	2025	Q1 2026-2025	Q1 2026-2025
	($ in thousands)
Crocs Brand:
North America:
Wholesale	$138,397	$170,682	(18.9)%	(19.2)%
Direct-to-consumer	207,529	197,835	4.9%	4.6%
Total North America (2)	345,926	368,517	(6.1)%	(6.4)%
International:
Wholesale	307,425	306,122	0.4%	(3.9)%
Direct-to-consumer	114,065	86,969	31.2%	24.3%
Total International	421,490	393,091	7.2%	2.3%
Total Crocs Brand	$767,416	$761,608	0.8%	(1.9)%

Crocs Brand:
Wholesale	$445,822	$476,804	(6.5)%	(9.4)%
Direct-to-consumer	321,594	284,804	12.9%	10.6%
Total Crocs Brand	767,416	761,608	0.8%	(1.9)%
HEYDUDE Brand:
Wholesale	83,402	110,693	(24.7)%	(26.0)%
Direct-to-consumer	70,639	65,032	8.6%	8.4%
Total HEYDUDE Brand (3)	154,041	175,725	(12.3)%	(13.2)%
Total consolidated revenues	$921,457	$937,333	(1.7)%	(4.0)%
(1) Reflects year over year change as if the current period results were in constant currency, which is a non-GAAP financial measure. See ‘Reconciliation of GAAP Measures to Non-GAAP Measures’ above for more information.
(2) North America includes the United States and Canada.
(3) The vast majority of HEYDUDE Brand revenues are derived from North America.